UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2014 Inducement Plan

On December 17, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BioMarin Pharmaceutical Inc. (“BioMarin”) adopted the BioMarin Pharmaceutical Inc. 2014 Inducement Plan (the “Plan”). The Plan is substantially similar to the Amended and Restated BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan, approved by BioMarin’s stockholders on May 12, 2010, and the BioMarin Pharmaceutical Inc. 2012 Inducement Plan, adopted by the Board of Directors on May 8, 2012. The Plan will serve to advance the interests of BioMarin by providing a material inducement for the best available individuals to join BioMarin as employees by affording such individuals an opportunity to acquire a proprietary interest in BioMarin.

The Plan provides for the grant of equity-based awards in the form of stock options, restricted stock, restricted stock units, unrestricted stock, deferred stock units and performance units solely to prospective employees of BioMarin or an affiliate of BioMarin that is a “subsidiary corporation” of BioMarin within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (such affiliate, a “subsidiary”), provided that certain criteria are met. Awards under the Plan may only be granted to an individual, as a material inducement to such individual to enter into employment with BioMarin or a subsidiary, who (i) has not previously been an employee or director of BioMarin or (ii) is rehired following a bona fide period of non-employment with BioMarin. The maximum number of shares available for grant under the Plan is 1,700,000 shares of BioMarin’s common stock. The Plan is administered by a committee of the Board and expires on the date of BioMarin’s 2015 annual meeting of stockholders.

The Plan has not been and will not be approved by BioMarin’s stockholders. Awards under the Plan will be made pursuant to the exemption from NASDAQ stockholder approval requirements for equity compensation provided by NASDAQ Listing Rule 5635(c)(4), which permits NASDAQ listed companies to make inducement equity awards to new employees without first obtaining stockholder approval of the award.

The foregoing description of the Plan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Increase in 2015 Target Bonus Amount for Jeff Ajer

Effective December 17, 2014, the Compensation Committee approved a five percentage point increase in the 2015 target bonus amount for Jeff Ajer, BioMarin’s Executive Vice President and Chief Commercial Officer. The new target bonus amount for Mr. Ajer is 55% of his base salary, which will be effective starting for the 2015 bonus year, which is payable in early 2016.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	BioMarin Pharmaceutical Inc. 2014 Inducement Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: December 23, 2014	By:	/s/ G. Eric Davis
G. Eric Davis Senior Vice President, General Counsel

EXHIBIT INDEX

10.1	BioMarin Pharmaceutical Inc. 2014 Inducement Plan